                                                                    Exhibit 99.2

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
IPC Interactive Pte. Ltd.

We have audited the accompanying consolidated balance sheet of IPC Interactive Pte. Ltd. as of December 31, 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for the period from February 1, 1996 (inception) through December 31, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

Since the date of completion of our audit of the accompanying financial statements and initial issuance of our report thereon dated February 28, 1997, which report contained as explanatory paragraph regarding the Company's ability to continue as a going concern, the Company, as discussed in Note 12, has been acquired by SeaChange International, Inc., whose intent is to continue to fund the operations of the Company for at least the next year. Therefore, the conditions that raised substantial doubt about whether the Company will continue as a going concern no longer exist.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of IPC Interactive Pte. Ltd. at December 31, 1996, and the consolidated results of its operations and its cash flows for the period from February 1, 1996 (inception) through December 31, 1996, in conformity with generally accepted accounting principles.


ERNST & YOUNG LLP

Walnut Creek, California
February 28, 1997,
except for note 12, at to which the date is February 23, 1998

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and Stockholders of
IPC Interactive Pte. Ltd.


In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, of stockholders' equity and of cash flows present fairly, in all material respects, the financial position of IPC Interactive Pte. Ltd. and its subsidiaries at November 30, 1997, and the results of their operations and their cash flows for the eleven months ended November 30, 1997, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


Price Waterhouse LLP


Boston, Massachusetts
January 22, 1998

IPC INTERACTIVE PTE. LTD.
CONSOLIDATED BALANCE SHEET
--------------------------------------------------------------------------------

                                                             December 31,      November 30,
                                                                 1996             1997
                                                            --------------    --------------
Assets
Current assets:
 Cash                                                       $   2,044,000     $    312,000
 Restricted cash                                                        -        1,000,000
 Accounts receivable, net of allowance for doubtful
   accounts of $150,000 at December 31, 1996 and
   $75,000 at November 30, 1997                                 2,480,000          543,000
 Inventories                                                      968,000          895,000
 Prepaid expenses and other current assets                        251,000          445,000
 Receivable from IPC Corporation                                  242,000                -
                                                            --------------    --------------
  Total current assets                                          5,985,000        3,195,000

Property and equipment, net                                     2,589,000        2,149,000
Other assets                                                       97,000           79,000
                                                            --------------    --------------
                                                            $   8,671,000      $ 5,423,000
                                                            --------------    --------------

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
 Accounts payable                                           $   2,005,000      $ 2,243,000
 Line of credit                                                         -          700,000
 Payable to IPC Corporation                                       796,000          513,000
 Accrued expenses                                                 416,000        1,067,000
 Current portion of capital lease obligations                      98,000          169,000
 Customer deposits                                                821,000        1,958,000
 Deferred revenue                                                  59,000          217,000
 Notes payable to related entities                                380,000          470,000
                                                            --------------    --------------
  Total current liabilities                                     4,575,000        7,337,000
                                                            --------------    --------------
Capital lease obligations                                          35,000           67,000
                                                            --------------    --------------

Commitments (Note 10)

Stockholders' equity (deficit):
 Convertible preferred stock, $.04 par value;
    2,500,000 shares authorized, issued and outstanding         6,700,000        6,700,000
 Common stock, $.04 par value; 8,600,000 shares
   authorized; 2,500,000 shares of Series A issued
   and outstanding; 5,000,000 shares of Series B
   issued and outstanding                                         300,000          300,000
 Accumulated deficit                                           (2,939,000)      (8,872,000)
 Cumulative translation adjustment                                      -         (109,000)
                                                            --------------    --------------
  Total stockholders' equity (deficit)                          4,061,000       (1,981,000)
                                                            --------------    --------------
                                                            $   8,671,000      $ 5,423,000
                                                            --------------    --------------


The accompanying notes are an integral part of these consolidated financial statements.

IPC INTERACTIVE PTE. LTD.
CONSOLIDATED STATEMENT OF OPERATIONS
--------------------------------------------------------------------------------

                                                      Period from                   Period from
                                                      February 1,                   February 1,
                                                          1996                          1996                  Eleven months
                                                  (inception) through           (inception) through               ended
                                                      December 31,                  November 30,              November 30,
                                                          1996                          1996                      1997
                                                 ----------------------        ----------------------        ---------------
                                                                                      (unaudited)
Revenues:
   Systems                                       $           6,366,000         $           4,226,000         $    3,491,000
   Services                                                  4,740,000                     4,282,000              4,405,000
                                                 ----------------------        ----------------------        ---------------

                                                            11,106,000                     8,508,000              7,896,000
                                                 ----------------------        ----------------------        ---------------
Cost of revenues:
   Systems                                                   5,478,000                     3,772,000              3,393,000
   Services                                                  1,745,000                     1,581,000              3,630,000
                                                 ----------------------        ----------------------        ---------------

                                                             7,223,000                     5,353,000              7,023,000
                                                 ----------------------        ----------------------        ---------------

        Gross profit                                         3,883,000                     3,155,000                873,000
                                                 ----------------------        ----------------------        ---------------
Operating expenses:
   Research and development                                  2,141,000                     1,783,000              2,193,000
   Sales and marketing                                       2,379,000                     1,993,000              2,574,000
   General and administrative                                2,450,000                     1,943,000              2,136,000
                                                 ----------------------        ----------------------        ---------------

        Total operating costs and expenses                   6,970,000                     5,719,000              6,903,000
                                                 ----------------------        ----------------------        ---------------
Loss from operations                                        (3,087,000)                   (2,564,000)            (6,030,000)

Other income, net                                              148,000                       148,000                 97,000
                                                 ----------------------        ----------------------        ---------------
Net loss                                         $          (2,939,000)        $          (2,416,000)        $   (5,933,000)
                                                 ----------------------        ----------------------        ---------------
Net loss per share                               $               (0.39)        $               (0.32)        $        (0.79)
                                                 ----------------------        ----------------------        ---------------
Weighted average common shares outstanding                   7,500,000                     7,500,000              7,500,000
                                                 ----------------------        ----------------------        ---------------

The accompanying notes are an integral part of these consolidated financial statements.

IPC INTERACTIVE PTE. LTD
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)
PERIOD FROM FEBRUARY 1, 1996 (INCEPTION) THROUGH NOVEMBER 30, 1997
--------------------------------------------------------------------------------

                                                  Preferred stock                         Common stock              Accumulated
                                            Shares              Amount             Shares             Amount          deficit
                                          ------------       -------------       ------------       -----------    --------------
Issuance of common stock                           -         $         -          7,500,000         $ 300,000      $           -
Issuance of preferred stock                2,500,000           6,700,000                  -                 -                  -
Net loss                                           -                   -                  -                 -         (2,939,000)
                                          ------------       -------------       ------------       -----------    --------------

Balance at December 31, 1996               2,500,000           6,700,000          7,500,000           300,000         (2,939,000)

Translation adjustment                             -                   -                  -                 -                  -
Net loss                                           -                   -                  -                 -         (5,933,000)
                                          ------------       -------------       ------------       -----------    --------------
Balance at November 30, 1997               2,500,000         $ 6,700,000          7,500,000         $ 300,000     $   (8,872,000)
                                          ------------       -------------       ------------       -----------    --------------

                                           Cumulative               Total
                                          translation           stockholders'
                                           adjustment          equity (deficit)
                                          -------------       -------------------
Issuance of common stock                  $         -         $         300,000
Issuance of preferred stock                         -                 6,700,000
Net loss                                            -                (2,939,000)
                                          -------------       -------------------
Balance at December 31, 1996                        -                 4,061,000

Translation adjustment                       (109,000)                 (109,000)
Net loss                                            -                (5,933,000)
                                          -------------       -------------------
Balance at November 30, 1997              $  (109,000)        $      (1,981,000)
                                          -------------       -------------------

The accompanying notes are an integral part of these consolidated financial statements.

IPC INTERACTIVE PTE. LTD.
CONSOLIDATED STATEMENT OF CASH FLOWS
--------------------------------------------------------------------------------

                                                             Period from                   Period from
                                                             February 1,                   February 1,
                                                                 1996                          1996                  Eleven months
                                                         (inception) through           (inception) through               ended
                                                             December 31,                  November 30,               November 30,
                                                                 1996                          1996                       1997
                                                        ----------------------        ----------------------        ----------------
                                                                                           (unaudited)
Cash flows from operating activities
Net loss                                                $          (2,939,000)        $          (2,416,000)        $    (5,933,000)
Adjustments to reconcile net loss to net cash used
  in operating activities:
        Depreciation                                                  856,000                       780,000               1,303,000
        Loss on disposal of property and equipment                          -                             -                  97,000
        Changes in operating assets and liabilities:
                Accounts receivable                                (2,480,000)                   (2,595,000)              1,937,000
                Inventories                                          (968,000)                   (1,380,000)                635,000
                Prepaid expenses and other assets                    (348,000)                     (455,000)               (176,000)
                Receivable from IPC Corporation                      (242,000)                     (242,000)                242,000
                Accounts payable                                    2,005,000                     2,314,000                 238,000
                Payable to IPC Corporation                            796,000                       142,000                (283,000)
                Accrued expenses                                      416,000                        26,000                 651,000
                Customer deposits                                     821,000                     1,638,000                 532,000
                Deferred revenue                                       59,000                        60,000                 158,000
                                                        ----------------------        ----------------------        ----------------
Net cash used in operating activities                              (2,024,000)                   (2,128,000)               (599,000)
                                                        ----------------------        ----------------------        ----------------


Cash flows from investing activities
Purchases of property and equipment                                (3,223,000)                   (2,676,000)               (695,000)
Increase in restricted cash                                                 -                             -              (1,000,000)
Proceeds from sale of equipment                                             -                             -                  36,000
                                                        ----------------------        ----------------------        ----------------
Net cash used in investing activities                              (3,223,000)                   (2,676,000)             (1,659,000)
                                                        ----------------------        ----------------------        ----------------


Cash flows from financing activities
Proceeds from issuance of common stock                                300,000                       300,000                       -
Proceeds from issuance of preferred stock                           6,700,000                     6,700,000                       -
Payments on capital lease obligations                                 (89,000)                      (72,000)               (243,000)
Increase in notes payable to related entities                         380,000                       380,000                  90,000
Increase in line of credit                                                  -                             -                 700,000
                                                        ----------------------        ----------------------        ----------------
Net cash provided by financing activities                           7,291,000                     7,308,000                 547,000
                                                        ----------------------        ----------------------        ----------------
Effect of foreign exchange rate on cash                                     -                             -                 (21,000)
                                                        ----------------------        ----------------------        ----------------
Net increase (decrease) in cash                                     2,044,000                     2,504,000              (1,732,000)

Cash at beginning of period                                                 -                             -               2,044,000
                                                        ----------------------        ----------------------        ----------------
Cash at end of period                                   $           2,044,000         $           2,504,000         $       312,000
                                                        ----------------------        ----------------------        ----------------

The accompanying notes are an integral part of these consolidated financial statements.

IPC INTERACTIVE PTE. LTD,
CONSOLIDATED STATEMENT OF CASH FLOWS (CONTINUED)
--------------------------------------------------------------------------------

                                                                 Period from           Period from
                                                                 February 1,           February 1,
                                                                     1996                  1996              Eleven months
                                                              (inception) through   (inception) through         ended
                                                                 December 31,          November 30,           November 30,
                                                                     1996                 1996                    1997
                                                                 ------------          ------------           ------------
                                                                                        (unaudited)
Supplemental disclosure of cash flow information:
   Interest paid during the period                            $        8,000        $        8,000           $    103,000
                                                                 ------------          ------------           ------------

Supplemental disclosure of noncash activity:
   Transfer of items originally classified as fixed assets
     to inventory                                                          -                     -           $    562,000
   Equipment acquired through capital leases                  $      221,000        $      191,000           $    346,000
   Receipt of equipment in lieu of cash payment for
     customer deposit                                                      -                     -           $    605,000


The accompanying notes are an integral part of these consolidated financial statements.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

1.   NATURE OF OPERATIONS


     IPC Interactive Pte. Ltd. (the "Company") was formed in Singapore in February 1996 as a corporate joint venture between IPC Corporation (owning 50%), and certain investors (collectively owning 50%) pursuant to the terms of a joint venture agreement. Also in February 1996, the Company purchased all the assets of GuestServe Systems International, Inc. ("GSI") for $2,300,000, which principally consisted of hardware deployed at hotels and in commercial operation. These assets were recorded at fair value.

     The Company develops software and designs hardware for network control systems ("Systems") used in the delivery of interactive media content for commercial applications, primarily by hotel operators. The Systems are generally either sold to distributors or end users or are deployed and operated by the Company. The Company maintains ownership of the Systems which it operates ("deployed assets") and charges fees for service and for providing content such as movies.

     The Company also sells its Systems and other peripheral hardware to a property development concern in Singapore and installs such hardware in new property developments of multiple dwelling units ("MDUs") such as apartment complexes. The Systems are utilized to provide the MDUs with video on demand or internet access.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, IPC Interactive Inc. All intercompany accounts and transactions have been eliminated.

     USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates.

     REVENUE RECOGNITION

     Revenue from the sale of Systems is recognized upon shipment provided that there are no uncertainties regarding customer acceptance and collection of the related receivable is probable. If uncertainties exist, such as performance criteria beyond the Company's standard terms and conditions, revenue is recognized upon customer acceptance. Customer deposits represent advance payments from customers for Systems.

     Content fees, primarily movies, are recognized in the period earned based on noncancelable agreements. Installation, maintenance and training revenue is deferred and recognized as the services are performed.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Revenue from the sale and installation of systems and peripheral hardware for deployment in MDUs is recognized using the percentage-of-completion method of accounting. The revenue value is determined by the ratio of actual costs provided for each contract to the total estimated cost to be provided for each contract. Costs are expensed as incurred. If the total estimated cost of a contract is expected to exceed the contract price, the total estimated loss is charged to expense in the period when the information becomes known. The Company's contracts for hardware deployment in MDU's are subject to retainage of up to 5% of the total contract amount. Total retainage attributable to contracts in progress at December 31, 1996 and November 30, 1997 was $96,000. Amounts representing retainage were not billed or billable as of November 30, 1997. Retention balances are expected to be billed and collected in 1999.

     Deferred revenue includes amounts received or billed in advance of satisfying the Company's revenue recognition criteria.

     CASH AND CASH EQUIVALENTS

     The Company classifies investments that are highly liquid, readily convertible to cash and that mature within three months from the date of purchase as cash equivalents.

     The Company accounts for its investments in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" ("SFAS 115"). SFAS 115 requires the Company to classify its investments among three categories: held-to-maturity, which are reported at amortized cost; trading securities, which are reported at fair value, with unrealized gains and losses included in earnings; and available-for-sale securities, which are reported at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of stockholders' equity.

     The Company did not have any cash equivalents at December 31, 1996 or November 30, 1997.

     INVENTORIES

     Inventories are stated at the lower of cost or market. Cost is determined using the first-in, first-out (FIFO) method. Inventories consist primarily of components and subassemblies. Rapid technological change and new product introductions and enhancements could result in excess or obsolete inventory. To minimize this risk, the Company evaluates inventory levels and expected usage on a periodic basis and records valuation allowances as required.

     The Company is dependent upon certain vendors for the manufacture of significant components of its network control systems. If these vendors were to become unwilling or unable to continue to manufacture these products in required volumes, the Company would have to identify and qualify acceptable alternative vendors. The inability to develop alternate sources, if required in the future, could result in delays or reductions in product shipments.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, which range from one to five years, except for leasehold improvements which are depreciated over the shorter of their estimated useful lives or related lease term. Maintenance and repair costs are expensed as incurred.

     Deployed assets included in property and equipment consist primarily of hardware owned and operated by the Company and installed at customer locations. The assets are depreciated over the life of the related service agreements ranging from 2 to 5 years.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     STOCK COMPENSATION

     The Company's employee stock option plan is accounted for in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees." The Company has adopted the disclosure requirements of Statement of Financial Accounting Standards No. 123 ("FAS 123"), "Accounting for Stock-Based Compensation."

     RECENTLY ISSUED ACCOUNTING STANDARDS

     In July 1997, the FASB issued Statement of Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130") and Statement of Accounting Standards No. 131, "Disclosures About Segments of an Enterprise and Related Information" ("SFAS"). These statements are effective for fiscal years beginning after December 15, 1997. The Company will implement these statements as required. The future adoption of SFAS 130 and SFAS 131 is not expected to have a material effect on the Company's consolidated financial position or results of operations.

     RESEARCH AND DEVELOPMENT AND SOFTWARE DEVELOPMENT COSTS

     Costs incurred in the research and development of the Company's products are expensed as incurred, except for certain software development costs. Costs associated with the development of computer software are expensed prior to establishing technological feasibility and capitalized thereafter until the product is released for sale. Software development costs eligible for capitalization to date have not been material to the Company's financial statements and have not been capitalized.

     FOREIGN CURRENCY TRANSLATION

     The Company has determined that the functional currency of its foreign operation is the local foreign currency. Accordingly, assets and liabilities are translated to U.S. dollars at current exchange rates. Income and expense items are translated using average rates during the year. Translation adjustments are included in a separate component of stockholders' equity. Foreign exchange transaction gains and losses, not material in amount for the period ended December 31, 1996 and the eleven months ended November 30, 1997, are included in other income.

     CONCENTRATIONS OF CREDIT RISK AND SIGNIFICANT CUSTOMERS

     Financial instruments which potentially expose the Company to concentrations of credit risk consist primarily of trade accounts receivable. To minimize this risk, the Company evaluates customers' financial condition and may require advance payments from certain customers. At December 31, 1996 and November 30, 1997, the Company had allowances for doubtful accounts of $150,000 and $75,000, respectively, to provide for potential credit losses. Such losses to date have not exceeded management's expectations.

     For the period ended December 31, 1996 and for the eleven months ended November 30, 1997, certain customers accounted for more than 10% of the Company's revenues. Individual customers accounted for 18% of revenues in 1996 and 20% and 13% in the eleven months ended November 30, 1997. Additionally, revenue recognized in conjunction with systems provided for use at MDUs accounted for 13% of revenues for the period ended December 31, 1996 and 12% of revenues in the eleven months ended November 30, 1997.

     FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company's financial instruments consist of cash, restricted cash, receivables, accounts payable, line of credit and notes payable. The fair values of these instruments approximate their carrying value.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     NET LOSS PER SHARE

     Net loss per share was determined by dividing net loss by the weighted average number of common shares outstanding during the period. Common share equivalents are comprised of convertible preferred stock and have been excluded from the calculation as they are antidilutive.

     In February 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standard No. 128, "Earnings per Share." ("SFAS 128"). SFAS 128 replaces the presentation of primary and fully diluted earnings per share with basic and diluted earnings per share and modifies the calculation of earnings per share from the method currently used by the Company as prescribed by APB Opinion Number 15. SFAS 128 will be effective for periods ending after December 15, 1997. Because the Company has had only net losses to date, basic and diluted loss per share amounts are equal to net loss per share amounts for all periods presented.

     INTERIM FINANCIAL DATA

     The interim financial data for the period ended November 30, 1996 is unaudited. In the opinion of management, this interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for this interim period.


3.   CONSOLIDATED BALANCE SHEET DETAIL

     Property and equipment consisted of the following:

                                                                         December 31,         November 30,
                                                  Useful Life               1996                  1997
     Deployed assets                                2-5               $    2,069,000        $    1,694,000
     Equipment                                       5                     1,102,000             1,641,000
     Computer equipment                              3                        99,000               284,000
     Furniture and leasehold improvements    5 (or life of lease)            175,000               177,000
                                                                      --------------        --------------

                                                                           3,445,000             3,796,000

     Less accumulated depreciation                                          (856,000)           (1,647,000)
                                                                      --------------        --------------

     Property and equipment, net                                      $    2,589,000       $     2,149,000
                                                                      --------------        --------------

     Total depreciation expense was $856,000 and $1,303,000 for the period ended December 31, 1996 and the eleven months ended November 30, 1997, respectively.

     The cost of assets acquired under capital leases and related accumulated depreciation was $221,000 and $97,000, respectively, at December 31, 1996 and $567,000 and $187,000, respectively, at November 30, 1997.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     Accrued expenses consisted of the following:

                                             DECEMBER 31,                  NOVEMBER 30,
                                                 1996                          1997
     Employee compensation              $        268,000              $        531,000
     Other accrued expenses                      148,000                       536,000
                                        ----------------              ----------------
                                        $        416,000              $      1,067,000
                                        ----------------              ----------------

4.   INCOME TAXES

     The components of net loss are as follows:

                                             PERIOD FROM
                                             FEBRUARY 1,
                                                 1996                         ELEVEN
                                         (INCEPTION) THROUGH               MONTHS ENDED
                                             DECEMBER 31,                  NOVEMBER 30,
                                                 1996                          1997
     Domestic                           $       2,840,000             $       4,596,000
     Foreign                                       99,000                     1,337,000
                                        -----------------             -----------------
                                        $       2,939,000             $       5,933,000
                                        -----------------             -----------------

     The components of the income tax benefit are as follows:

                                             PERIOD FROM
                                              FEBRUARY 1,
                                           1996 (INCEPTION)                 ELEVEN MONTHS
                                               THROUGH                          ENDED
                                             DECEMBER 31,                    NOVEMBER 30,
                                                 1996                             1997
     CURRENT:
      Federal                           $          819,000            $        1,243,000
      State                                        127,000                       395,000
      Foreign                                       27,000                       348,000
                                        ------------------            ------------------
                                                   973,000                     1,986,000
      Valuation allowance                         (973,000)                   (1,986,000)
                                        ------------------            ------------------
                                        $                -            $                -
                                        ------------------            ------------------

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     The significant components of the net deferred tax asset are as follows:

                                                        DECEMBER 31,          NOVEMBER 30,
                                                            1996                 1997
     Deferred tax assets:
       Net operating loss carryforwards            $        973,000            $  2,765,000
       Property and Equipment                               103,000                 440,000
       Other                                                124,000                 156,000
                                                   ----------------            ------------

         Deferred tax assets                              1,200,000               3,361,000
     Deferred tax asset valuation allowance              (1,200,000)             (3,361,000)
                                                   ----------------            ------------
                                                   $              -            $          -
                                                   ----------------            ------------

     The differences between the income tax benefit and income taxes computed using the applicable U.S. statutory federal tax rate are as follows:

                                                                  PERIOD FROM
                                                                  FEBRUARY 1,
                                                                    1996                     ELEVEN
                                                               (INCEPTION) THROUGH        MONTHS ENDED
                                                                  DECEMBER 31,               NOVEMBER 30,
                                                                     1996                         1997
      Taxes computed at federal statutory rate                              35.0%                 35.0%
      State income taxes, net of federal tax benefit                         6.0                   4.2
      Foreign income taxed at different rates                               (0.3)                 (2.0)
      Change in valuation allowance                                        (40.8)                (35.8)
      Other                                                                  0.1                  (1.4)
                                                               -----------------          ------------
      Effective income tax rate                                               - %                    - %
                                                               -----------------          ------------

     At November 30, 1997, the Company had federal and state net operating loss carryforwards of approximately $5,980,000 which expire at various dates through 2012 and foreign net operating loss carryforwards of approximately $1,436,000 which do not expire. Ownership changes, as defined by the Internal Revenue Code, may limit the amount of net operating loss carryforwards that can be utilized to offset future taxable income or tax liability.

     The Company has provided a full valuation allowance for its deferred tax assets since realization of these future benefits is not sufficiently assured. In the event the Company achieves profitability, these deferred tax assets will be available to offset future income tax liabilities and expense.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

5.   LINE OF CREDIT AND RESTRICTED CASH

     During 1997, the Company entered into a line of credit agreement with a bank under which it can borrow up to $1,100,000 for working capital purposes. Borrowings under the credit line are contingent upon the maintenance of a $1,000,000 certificate of deposit at the bank. This amount has been classified as restricted cash on the balance sheet. Outstanding borrowings bore interest at 8.25% during the period ended November 30, 1997. Borrowings under this facility were $700,000 at November 30, 1997.

6.   STOCKHOLDERS' EQUITY

     COMMON STOCK

     STOCK SPLITS

     Effective December 8, 1996, the Company's board of directors approved a 5-for-1 stock split of the Company's common stock. All shares of common stock, preferred stock conversion ratios and per share amounts included in the accompanying financial statements have been adjusted to give retroactive effect to the stock split for all periods presented.

     VOTING RIGHTS

     Stockholders of both classes of common stock are entitled to votes equal to the number of shares held. Stockholders of Series A Common Stock and of Series B Common Stock are each entitled to elect three members of the six member board of directors.

     PREFERRED STOCK

     Preferred stock dividends are payable no later than any dividends are paid on common stock and must be at least equal to the per share value paid for common stock. No dividends have been declared through November 30, 1997. Each share of preferred stock is convertible at any time into common stock on a one-for-one basis at the option of the holder. Each preferred shareholder is entitled to vote the number of common shares into which the preferred shares would be converted. The Company's outstanding preferred shares are subject to adjustment in the event of certain fundamental changes affecting the common shares, including stock splits, subdivisions, and certain other forms of recapitalization.

7.   STOCK OPTION PLAN

     The IPC Interactive Pte. Ltd. 1997 Stock Option Plan (the "Plan") provides for the issuance of incentive stock options and non-qualified stock options to purchase common stock to employees, non-employee directors or consultants at prices not less than the fair value at the date of grant. A total of 1,100,000 shares of the Company's common stock has been authorized for issuance under the Plan. Under the Plan, options would vest ratably over periods up to three years from the date of grant. As of November 30, 1997, no options had been issued under the Plan.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

8.   401(K) PLAN

     The Company has an employee savings and retirement plan (the "401(k) Plan") for its eligible employees. The 401(k) Plan is available to all domestic employees who meet minimum age and service requirements. Employees may contribute up to 15% of their salary, subject to certain limitations. The 401(k) Plan allows for contributions by the Company at the discretion of the Company's board of directors. The Company has not contributed to the 401(k) Plan since its inception.


9.   GEOGRAPHIC INFORMATION

     The Company operates in a single industry segment: the development, sale and operation of systems used in the delivery of interactive media.

     Financial information summarized by geographic location is presented below:

                                             United States          Singapore          Eliminations            Total
     Period ended December 31, 1996

     Total revenue                               9,660,000          1,446,000                     -        11,106,000
     Loss from operations                       (2,840,000)          (247,000)                    -        (3,087,000)
     Identifiable assets                         6,262,000          3,647,000            (1,238,000)        8,671,000

     Eleven months ended November 30, 1997

     Total revenue                           $   6,921,000        $   975,000          $          -      $   7,896,000
     Loss from operations                       (4,493,000)        (1,537,000)                    -         (6,030,000)
     Identifiable assets                         4,091,000          2,143,000              (811,000)         5,423,000

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

10.  COMMITMENTS

     The Company leases its facilities and certain computer equipment under various operating leases. Additionally, the Company has acquired various computer and other equipment through capital leases. Future minimum payments for both operating and capital leases as of November 30, 1997 are as follows:

                                                     OPERATING           CAPITAL
                                                       LEASES             LEASES
     1998                                           $   405,000        $  196,000
     1999                                               403,000            77,000
     2000                                               402,000            20,000
     2001 and thereafter                                205,000                 -
                                                    -------------       -----------

     Total                                          $ 1,415,000           293,000
                                                    -------------

     Less amount representing interest                                     57,000
                                                                        -----------

                                                                          236,000

     Less amounts due within one year                                     169,000
                                                                        -----------

                                                                        $  67,000
                                                                        -----------

     Total rent expense under operating leases was $314,000 for the period ended December 31, 1996 and $390,000 for the eleven months ended November 30, 1997.

     The Company had non-cancelable purchase commitments of approximately $1,000,000 at November 30, 1997 with IPC Corporation for hardware components used in the Company's systems.


11.  RELATED PARTY TRANSACTIONS

     At December 31, 1996 and November 30, 1997, the Company had payable balances to IPC Corporation for purchases of inventories of $796,000 and $513,000, respectively. The Company had inventory purchases from IPC Corporation of $1,033,000 and $1,050,000 during the period ended December 31, 1996 and the eleven months ended November 30, 1997, respectively.

     At December 31, 1996, the Company had a receivable balance from IPC Corporation of $242,000 for reimbursable legal expenses in connection with the formation of the joint venture and for other services provided. This amount was paid in full during the eleven months ended November 30, 1997.

IPC INTERACTIVE PTE. LTD.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

     At December 31, 1996 and November 30, 1997, the Company had notes payable to related entities, including accrued interest, in the amount of $380,000 and $470,000, respectively. The notes payable pertain to cash advances made to the Company by GSI and GuestServe Development Group ("GDG"). GSI and GDG are 100% owned by certain investors of the Company. The loans accrue interest at 5.25% and were paid in full subsequent to November 30, 1997.

     12.  SUBSEQUENT EVENT

     On December 10, 1997, all shares of common and preferred stock of the Company were acquired by SeaChange International, Inc. ("SeaChange") for 625,000 shares of SeaChange common stock. Subsequent to this date, the Company is a wholly-owned subsidiary of SeaChange.